UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K/A

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025 (August 15, 2025)

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Spirit Aviation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	33-3711797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Radiant Drive

Dania Beach, Florida 33004

(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FLYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Spirit Aviation Holdings, Inc. is filing an amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2025 (the “Original Form 8-K”) solely for the purpose of correcting an inadvertent error contained therein regarding the maturity date of borrowings under the Revolving Credit Facility (as defined in the Original Form 8-K). The last sentence of the second paragraph of Item 2.03 (“Borrowings under the Revolving Credit Facility will mature on September 30, 2026”) is amended and restated as follows: “Borrowings under the Revolving Credit Facility will mature on March 12, 2028.” Other than as set forth in this Explanatory Note, this amendment does not amend any other disclosures in the Original Form 8-K. For convenience, the amended Form 8-K is reproduced in full below.

Item 1.01. Entry into a Material Definitive Agreement.

Elavon Agreement

As previously disclosed, on May 21, 2009, Spirit Airlines, Inc. (predecessor to Spirit Airlines, LLC, hereinafter “Spirit”) a wholly-owned subsidiary of Spirit Aviation Holdings, Inc. (the “Company”) entered into a Signatory Agreement (U.S. VISA and MasterCard Transactions) (as amended from time to time, the “Card Processing Agreement”) with U.S. Bank National Association (“USB”) pursuant to which USB processes certain payments made to Spirit using credit cards bearing the service mark of Visa International, Visa U.S.A. Inc. or MasterCard International Incorporated.

Effective on August 15, 2025 and August 20, 2025, Spirit and USB entered into two amendments (the “Amendments”) to the Card Processing Agreement. On August 15, 2025, Spirit agreed to make an additional transfer of $50 million in cash to a pledged account in favor of USB. On August 20, 2025, Spirit agreed to allow USB (i) to holdback up to $3 million per day until USB’s exposure is fully collateralized and (ii) to remain fully collateralized as USB’s exposure increases or decreases. In exchange, USB agreed (i) to extend the term of the Card Processing Agreement from the current December 31, 2025 expiry date to December 31, 2027, with two automatic one-year extensions unless either party provides a notice of non-renewal not less than 90 days prior to the end of the then-effective term, and (ii) to remove the existing minimum liquidity trigger for holdbacks under the Card Processing Agreement .

Additional terms of the Card Processing Agreement (other than those superseded by the Amendments) are described in Spirit’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Spirit’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2011, July 9, 2024, September 10, 2024 and October 18, 2024, respectively, which descriptions are incorporated herein by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which will be filed with the Company’s next upcoming quarterly report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Revolving Credit Facility

As previously disclosed, on March 13, 2025, Spirit entered into an amended and restated senior secured revolving credit facility (the “Revolving Credit Facility”) with the lenders party thereto, Citibank, N.A., acting as the administrative agent, and Wilmington Trust, National Association, acting as the collateral agent.

On August 21, 2025, Spirit borrowed the entire available amount of $275.0 million under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility will mature on March 12, 2028.

Item 7.01. Regulation FD Disclosure.

As further described in this Current Report on Form 8-K, Spirit has reached an agreement with USB, its credit card processor to extend the Card Processing Agreement for two additional years, until December 31, 2027. To enhance Spirit’s liquidity in light of the collateral posting requirements that are a component of the two-year Card Processing Agreement extension described above, and for general corporate purposes, on August 21, Spirit also borrowed the entire amount available to it under the Revolving Credit Facility, which will be used for general corporate purposes. Spirit plans to continue advancing other liquidity enhancing initiatives as previously disclosed in its Quarterly Report on Form 10-Q for the period ended June 30, 2025.

The information contained in Items 1.01 and 2.03 above is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2025

SPIRIT AVIATION HOLDINGS, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Executive Vice President and General Counsel